UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Items 2.01, 2.03 and 3.02 below is incorporated herein by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Entry into and Closing of Equity Purchase Agreement

On June 1, 2018, EVO Transportation & Energy Services, Inc. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Billy (Trey) Peck Jr. (“Peck”) pursuant to which the Company acquired all of the issued and outstanding shares (the “TR Shares”) in Thunder Ridge Transport, Inc., a Missouri corporation (“Thunder Ridge”), from Peck and Thunder Ridge became a wholly-owned subsidiary of the Company. Thunder Ridge is based in Springfield, Missouri and is engaged in the business of fulfilling government contracts for freight trucking services.

As consideration for the TR Shares, the Company issued a promissory note dated June 1, 2018 in the principal amount of $2,500,000 to Peck (the “TR Note”). The TR Note bears interest at 6% per year with a default interest rate of 9% per year and has a maturity date of the earlier of (a) the date the Company raises $40,000,000 in public or private offerings of debt or equity; (b) December 31, 2018 and (c) termination of Peck’s employment with the Company by the Company without cause or by Peck for good reason. The TR Note is secured by all of the assets of Thunder Ridge pursuant to a security agreement dated June 1, 2018 between the Company, Thunder Ridge, and Peck (the “Security Agreement”), and is also secured by the TR Shares, which the Company pledged to Peck pursuant to a stock pledge agreement dated June 1, 2018 between the Company and Peck (the “Pledge Agreement”).

The Company also agreed to pay $450,000 on behalf of Thunder Ridge to the Bank of Missouri, Thunder Ridge’s lender, within ten business days following such time as the Company raises at least $40,000,000 in a public or private debt or equity offering. In addition, approximately $1.8 million of Thunder Ridge indebtedness remained outstanding following completion of the transactions contemplated by the Purchase Agreement.

If the Company fails to repay the amounts outstanding under the TR Note or the $450,000 on or before December 31, 2018, Peck has the right to require the Company to return the TR Shares and effectively rescind the sale of the TR Shares to the Company.

The descriptions set forth above of the Purchase Agreement, the TR Note, the Pledge Agreement, and the Security Agreement are not complete and are subject to and qualified in their entirety by reference to the text of the Purchase Agreement, the TR Note, the Pledge Agreement, and the Security Agreement, copies of which are filed herewith as Exhibits 2.1, 10.1, 10.2, and 10.3, the terms of which are incorporated by reference.

Trey Peck Employment Agreement

On June 1, 2018, the Company entered into an employment agreement (the “Peck Employment Agreement”) with Peck pursuant to which Peck will serve as the executive vice president of business development of the Company. The Peck Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Peck Employment Agreement, Peck will be entitled to base compensation of $200,000 per year, incentive compensation based on Peck’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Peck is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

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The Peck Employment Agreement also includes a customary confidentiality covenant and one-year post-termination nonsolicitation and non-interference covenants.

The description set forth above of the Peck Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Peck Employment Agreement, a copy of which is filed herewith and the terms of which are incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As additional consideration for the TR Shares and pursuant to a subscription agreement with Peck, on June 1, 2018, the Company issued to Peck (a) 500,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and (b) the following warrants: (i) a warrant to purchase 333,333 shares of Common Stock at an exercise price of $3.00 per share (the “$3.00 Warrant”), (ii) a warrant to purchase 333,333 shares of Common Stock at an exercise price of $5.00 per share (the “$5.00 Warrant”), and (iii) a warrant to purchase 333,333 shares of Common Stock at an exercise price of $7.00 per share (the “$7.00 Warrant,” and together with the $3.00 Warrant and $5.00 Warrant, the “Warrants”). The Warrants are exercisable as follows: (a) for the $3.00 Warrant, for five years from the first anniversary of the date of issuance, (b) for the $5.00 Warrant, for five years from the second anniversary of the date of issuance, and (c) for the $7.00 Warrant, for five years from the third anniversary of the date of issuance.

The Common Stock and Warrants described above were offered and sold as part of a private placement solely to an “accredited investor” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

The foregoing summary of the material terms of the subscription agreement and Warrants is not complete and is qualified in its entirety by reference to the text of the subscription agreement and Warrants, copies of which are filed herewith and the terms of which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information: The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Equity Purchase Agreement dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.*
10.1	Promissory Note dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.
10.2	Stock Pledge Agreement dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.
10.3	Security Agreement dated June 1, 2018 between EVO Transportation & Energy Services, Inc., Thunder Ridge Transport, Inc., and Billy (Trey) Peck Jr.
10.4	Employment Agreement dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.
10.5	Subscription Agreement dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.
10.6	Warrant dated June 1, 2018 issued to Billy (Trey) Peck Jr. ($3.00)
10.7	Warrant dated June 1, 2018 issued to Billy (Trey) Peck Jr. ($5.00)
10.8	Warrant dated June 1, 2018 issued to Billy (Trey) Peck Jr. ($7.00)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2018	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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